UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2008

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

525 Market Street, 4th Floor, San Francisco, CA		94105-2712

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (415) 445-6530
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On February 26, 2008, we announced that our 38th Annual Meeting of Shareholders will be held on Thursday, May 15, 2008. Proxy statements, annual reports to shareholders, voting materials and meeting information will be mailed on or about March 24, 2008, to shareholders of record as of March 14, 2008. The meeting will be held at Le Méridien Hotel, 333 Battery Street, San Francisco, CA 94111, at 10:00 a.m. Pacific.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 77 apartment communities totaling 21,808 units in California, Arizona and Washington. The company currently has 10 other properties in various stages of development and construction, totaling 3,125 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units. (Property data as of 12/31/07)

Item 9.01 Financial Statements and Exhibits

(d) Exhibit Number

99.1	Press Release dated February 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: February 26, 2008	By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.